UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2000, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2005, we amended and restated our amending agreement with Christopher Ian Dyakowski that was originally announced by us in our Form 8-K filed on June 30, 2005. The amended and restated amending agreement with Mr. Dyakowski:

•	increases the aggregate number of our currently escrowed common shares that will be released to our company for cancellation from the previous number of 4,399,998 to an aggregate of 4,749,998 shares;
•

decreases the aggregate number of our currently escrowed common shares that will be released to Mr. Dyakowski as payment of the consideration for the transfer to our company of certain mineral properties from the previous number of 600,000 to an aggregate of 250,000 shares; and

•

accelerates the date of release from escrow of all of the currently escrowed shares from the date upon which Mr. Dyakowski finishes the process of registering legal title to all of the mineral properties in our name to the date upon which our company and the escrow agent have each received a fully executed copy of the agreement.

Mr. Dyakowski continues to be responsible to complete the registration of legal title to all of the mineral properties in the name of our wholly-owned subsidiary, SCRN Properties Ltd.

Item 9.01. Financial Statements and Exhibits.

10.1          Restated Amendment to Mineral Property Acquisition Agreement dated August 8, 2005 between our company and Christopher Ian Dyakowski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: August 9, 2005